SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                   ----------------

                                      FORM  8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event July 10, 1996
                reported):                             ------------------

                                 Spatialight, Inc.
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                (Exact Name of Registrant as Specified in Charter)


               New York             000-19828            16-1363082
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            (State or Other       (Commission File       (IRS Employer
              Jurisdiction            Number)            Identification
            of Incorporation)                                 No.)


        8-C Commercial Boulevard, Novato, California          94949
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         (Address of Principal Executive Offices)           (Zip Code)

         Registrant's telephone number, including        (415)-883-1693
                area code:                           ---------------------

                16 Digital Drive, #202, Novato, California  94949
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          On July 10, 1996, the Company executed definitive documents relating to the sale of 2,000,000 shares of its common stock, par value $.01, to three
(3) separate investors for a per-share price of $1.125. Pursuant to the Agreement, the Company also granted Warrants to purchase an additional 2,000,000 shares, exercisable at any time prior to July 15, 2001 at a strike price of $1.00 before July 15, 1997, $1.25 through July 15, 1999 and $1.50 thereafter. The closings of the purchases and transfer of funds totalling $1,783,125 occurred on July 11, 1996; the remaining $466,875 is anticipated to be closed on July 22, 1996. The Company has agreed to register the shares and the shares underlying the Warrants within 90 days following closing.

          Attached to this report is a pro-forma balance sheet reflecting the effect of the sale of stock as of May 31, 1996.

          The Company does not believe that this transaction represents a change in control of the Company. The Company has been informed that the investors are not related parties nor acting in concert. The largest investor in the transaction owns less than 10% of the outstanding shares of the Company. After exercise of the Warrants, no individual new investor would own more than 17.5% of the then-outstanding stock. The Company's largest shareholder, Raymond L. Bauch, would own 24% of the outstanding stock, giving effect to exercise of all of the Warrants. Therefore, the Company believes that no change of control has occurred.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

          (a)  Financial Statements of Business Acquired.  Not required.

          (b) The registrant provides herewith the pro forma condensed balance sheet of the Company as of May 31, 1996, to reflect the effect, pro forma, of the net investment in the Company.

          (c)  Exhibits.

               Exhibit  4.5   Form of Warrant

               Exhibit 10.32  Form of Share Purchase Agreement.

                       SPATIALIGHT, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET WITH THE EFFECTS OF THE EQUITY INVESTMENT (UNAUDITED)

The pro forma condensed consolidated balance sheet was prepared giving effect to the equity investment, net of estimated costs, as if such transaction occurred as of May 31, 1996. The financial data does not purport to represent what the Company's financial position would have actually been if the transaction, in fact, had occurred on such date or to project the Company's financial position for any future date.

                                                             ADJUSTMENT      PRO FORMA
                                                               FOR THE          AT
                                              AT MAY 31,       EQUITY         MAY 31,
                                                 1996        INVESTMENT        1996
ASSETS                                                           (A)
Current assets:
  Cash and cash equivalents                   $   390,012    $ 2,200,000    $ 2,590,012
    Accounts receivable                            81,755                        81,755
  Note receivable - current                        43,003                        43,003
  Prepaid expenses and other                       45,251                        45,251
                                              ------------   ------------   ------------


        Total current assets                      560,021      2,200,000      2,760,021
                                              ------------   ------------   ------------

Property and equipment, net                        44,486                        44,486
Note receivable - noncurrent                      206,997                       206,997
Other assets                                       22,272                        22,272
                                              ============   ============   ============

        Total assets                          $   833,776    $ 2,200,000    $ 3,033,776
                                              ============   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses and other current
   liabilities                                $   104,556                   $   104,556
  Deferred revenue                                 50,000                        50,000
                                              ------------                  ------------

        Total current liabilities                 154,556                       154,556
                                              ------------                  ------------

Stockholders' equity:
  Common stock, $.01 par value                     63,532    $    20,000         83,532
  Additional paid-in capital                    9,855,602      2,180,000     12,035,602
  Accumulated deficit                         (9,239,914)                   (9,239,914)
                                              ------------   ------------   ------------

        Total stockholders' equity                679,220      2,200,000      2,879,220
                                              ============   ============   ============

        Total liabilities and stockholders'
        equity                                $   833,776    $ 2,200,000    $ 3,033,776
                                              ============   ============   ============

(A) Adjustment reflects the $2,500,000 proceeds from the sale of 2,000,000 shares of $.01 par value common stock for $1.25 per share less estimates for costs for consummation of the agreement and sale and registration of the shares.

                          EXHIBIT INDEX
                          -------------

EXHIBIT
  NO.                     DESCRIPTION
- --------                  ------------


 4.5               Form of Warrant

10.32              Form of Share Purchase Agreement.